UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):   August 22, 2012

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(Address of principal executive offices)

(714) 545-3288

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The description of the August 2012 Bridge Financing Purchase Agreement (as defined below) is incorporated by reference to Item 2.03 hereof.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 17, 2012, CNS Response, Inc. (the “Company”) entered into a new Note Purchase Agreement (the “Bridge Financing Purchase Agreement”) in connection with a bridge financing (the “Bridge Financing”), with SAIL Holdings LLC.  Pursuant to the agreement, the Company issued senior secured convertible promissory notes (the “August 2012 Bridge Notes”) in the aggregate principal amount of $100,000 to SAIL Holdings LLC for gross proceeds to the Company of $100,000. SAIL Holdings LLC is an affiliate of SAIL Venture Partners LP, of which our director David Jones is a limited partner and former managing partner. On August 21 and 22, 2012, the Company issued, pursuant to the Bridge Financing Purchase Agreement, three additional August 2012 Bridge Notes in the aggregate principal amount of $200,000 for gross proceeds to the Company of $200,000 to three accredited investors.

The Bridge Financing Purchase Agreement provides for the issuance and sale of August 2012 Bridge Notes in the aggregate principal amount of up to $2,000,000, in one or multiple closings to occur no later than October 15, 2012. The Bridge Financing Purchase Agreement also provides that the Company and the holders of the August 2012 Bridge Notes will enter into a registration rights agreement covering the registration of the resale of the shares underlying the August 2012 Bridge Notes.

The consummation of the Bridge Financing and issuance of the August 2012 Bridge Notes, and corresponding security interest, must be approved by the holders of a majority in aggregate principal amount outstanding (“Majority Holders”) of each tranche of our secured convertible promissory notes issued in October and November 2010 (the “October 2010 Notes”), secured convertible promissory notes issued between January and April 2011 (the “January 2011 Notes”), secured convertible promissory notes issued in October and November 2011 (the “October 2011 Notes”) and unsecured convertible promissory notes issued in February 2012 (the “February 2012 Notes”). If the Company does not obtain such consent, the holders could declare a default under such notes and seek all remedies available under such notes. So far, the Company has received indications from the Majority Holders of each of the tranches of notes that they would approve the Bridge Financing, issuance of the August 2012 Bridge Notes, and corresponding security interest; however, it is still negotiating the precise terms of the related approval and there can be no assurances that the Company will obtain such approval. The October 2010 Notes and January 2011 Notes are repayable on October 1, 2012, the October 2011 Notes are repayable beginning October 18, 2012, and the February 2012 Notes are repayable on February 28, 2013. The Company currently does not have sufficient funds to repay these tranches of notes.

The August 2012 Bridge Notes mature on the later of October 1, 2013 or one year from the date of issuance (subject to earlier conversion or prepayment), earn interest at a rate of 9% per year with interest payable at maturity, are convertible into shares of common stock of the Company at a conversion price of $0.04718 and are secured by a first position security interest in the Company’s assets, with the security interest of all previously outstanding convertible promissory notes subordinated. Holders of the October 2010 Notes would hold a second position security interest and holders of the January 2011 and October 2011 Notes would hold a third position security interest, in the assets of the Company. The security interests relating to all such notes will be governed by the second amended and restated security agreement, dated as of August 16, 2012, between the Company and David Jones, as administrative agent for the secured parties (the “Second Amended and Restated Security Agreement”), which replaces the security agreement entered into in September 2011. David Jones is the Chairman of our Board of Directors and a limited partner and former managing partner of SAIL Venture Partners LP.

The conversion price is subject to adjustment upon (1) the subdivision or combination of, or stock dividends paid on, the common stock; (2) the issuance of cash dividends and distributions on the common stock; and (3) the distribution of other capital stock, indebtedness or other non-cash assets.  At the completion of an offering by the Company of shares of common stock or shares of preferred stock in a financing transaction that is consummated after the final closing with respect to August 2012 Bridge Notes, such notes will be automatically converted into shares of common stock at the conversion price then in effect. In addition, the August 2012 Bridge Notes are convertible at any time at the option of their holders. The August 2012 Bridge Notes can be declared due and payable upon an event of default, defined in the August 2012 Bridge Notes to occur, among other things, if the Company fails to pay principal and interest when due, in the case of voluntary or involuntary bankruptcy or if the Company fails to perform any covenant or agreement as required by the August 2012 Bridge Notes or materially breaches any representation or warranty in the August 2012 Bridge Notes or the Bridge Financing Purchase Agreement.  Among the restrictive covenants imposed on the Company pursuant to the Bridge Financing Purchase Agreement is a covenant not to borrow, guaranty or otherwise incur indebtedness that is senior or pari passu with the August 2012 Bridge Notes in excess of $250,000, and a covenant not to effect a merger, reorganization, or sell, exclusively license or lease, or otherwise dispose of any assets of the Company with a value in excess of $20,000, other than in the ordinary course of business.

The Second Amended and Restated Security Agreement and the corresponding security interest terminate upon the earlier of (a) repayment of the notes and (b)(1) with respect to the August 2012 Bridge Notes, if and when the Majority Holders of August 2012 Bridge Notes have converted their notes into shares of common stock, (2) with respect to the October 2010 Notes, if and when the Majority Holders of October 2010 Notes have converted their notes into shares of common stock and (3) with respect to the January 2011 and October 2011 Notes, if and when holders the Majority Holders of January 2011 and October 2011 Notes (on a combined basis) have converted their notes.

The form of August 2012 Bridge Note, Bridge Financing Purchase Agreement, and Second Amended and Restated Security Agreement are attached as Exhibits 4.1, 10.1 and 10.2 hereto and are incorporated by reference herein. The foregoing description of the August 2012 Bridge Notes, the Bridge Financing Purchase Agreement and the Second Amended and Restated Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of these exhibits.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the August 2012 Bridge Notes is incorporated herein by reference to Item 2.03 hereof and the full text of the form of August 2012 Bridge Note is attached hereto as Exhibits 4.1.

The August 2012 Bridge Notes were issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1	Form of August 2012 Bridge Note.

Exhibit 10.1	Bridge Financing Purchase Agreement, dated as of August 17, 2012.

Exhibit 10.2	Second Amended and Restated Security Agreement, dated as of August 16, 2012.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
August 24, 2012		Paul Buck
Chief Financial Officer

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